EXHIBIT 10.21

                                AMENDMENT NO. 2

  AMENDMENT NO. 2 dated as of July 15, 1999, between FRONTIERVISION OPERATING PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of
                                        -------
the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively
                                         --------------------
the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); and
     ---------------------                                       --------
THE CHASE MANHATTAN BANK, in its capacity as Administrative Agent pursuant to authority granted by the Majority Lenders pursuant to Section 11.04 of the Credit Agreement (as defined below).

  The Company, certain lenders, The Chase Manhattan Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Syndication Agent, and CIBC Inc., as Documentation Agent, are parties to a Second Amended and Restated Credit Agreement dated as of December 19, 1997 (as heretofore amended, the "Credit
                                                                     ------
Agreement").  The Obligors and the Administrative Agent (pursuant to the
---------
authority granted by, and having obtained all necessary consents of, the Majority Lenders) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

  Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 2,
              -----------
terms defined in the Credit Agreement are used herein as defined therein.

  Section 2.  Amendments.  The Credit Agreement shall be amended as follows:
              ----------

  Section 2.01.  Certain Defined Terms.  Section 1.01 of the Credit Agreement is
                 ---------------------
amended by adding the following new defined terms (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations, and amending the following defined terms (to the extent already included in said Section 1.01) to read in their entirety, as follows:

          "1999 Acquisition Transaction" shall mean the acquisition by Adelphia
           ----------------------------
     pursuant to the Purchase Agreement dated as of February 22, 1999 (the

     Purchase Agreement") among FrontierVision LP, FVP GP, L.P., the Direct and
     ------------------
     Indirect Limited Partners of FrontierVision LP party thereto and Adelphia of all the partnership interests in FrontierVision LP.

           "Adelphia" shall mean Adelphia Communications Corporation.
            --------

          "Change of Control" shall mean any event that requires the Company or
           -----------------
     FrontierVision Capital pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness), or that requires FrontierVision Holdings, FrontierVision Holdings Capital Corporation or FrontierVision Holdings II Capital Corporation pursuant to the Senior Discount Debt Documents, to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Subordinated Indebtedness, or the Senior Discount

                                Amendment No. 2
                                ---------------

     Debt, as a result of a change of control (as defined in the Senior Subordinated Debt Documents or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness or the Senior Discount Debt Documents), provided that the term "Change of
                               --------
     Control" shall not include any such event that occurs as a result of the 1999 Acquisition Transaction.

          "Debt Ratio" shall mean, as at any date (but subject in any event to
           ----------
      the provisions of Section 8.10(e) hereof), the ratio of:

                (a) the sum of the aggregate amount of all Indebtedness (other than Junior Subordinated Indebtedness) of the Company and its Restricted Subsidiaries and all letters of credit contemplated by
          Section 8.07(e) hereof, but excluding all performance bonds contemplated by said Section as at such date minus, for purposes of
                                                       -----
          Section 8.10(b) only (and not for purposes of the definition of "Applicable Margin"), for any date on or before March 30, 2000, $20,000,000 to
                      --

                (b) the product of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date times four.
                                                 -----

          "Debt Service" shall mean, for any period, the sum, for the Company
           ------------
     and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) in the case of Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.03 hereof, were required to be made pursuant to Section 3.01 hereof during such period plus (b) in the case of all other Indebtedness, all regularly scheduled
     ----
     payments or prepayments of principal of such Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations but excluding prepayments of principal in respect of Junior Subordinated Indebtedness) made or payable during such period plus (c) all Interest Expense for such period (excluding, however, non-cash
     ----
     amortization of loan facility fees and other deferred debt costs, in each case to the extent included in determining Interest Expense for such period).

          "Initial Equityholders" shall mean, collectively, (i) J.P. Morgan
           ---------------------
     Investment Corp., (ii) 1818 II Cable Corp., (iii) Olympus Cable Corp., (iv) First Union Capital Partners, Inc., (v) any Control Affiliate of any of the foregoing entities, (vi) any limited partnership of which any Control Affiliate of any of the foregoing entities is the sole general partner (so long as the aggregate equity interests of FrontierVision LP that shall have been transferred to all such limited partnerships by any such entity shall not exceed 25% of the aggregate equity interests held by such entity in FrontierVision LP) and (vii) following consummation of the 1999 Acquisition Transaction, Adelphia.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
     Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in


                                Amendment No. 2
                                ---------------
     accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding all interest in respect of Junior Subordinated Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period) plus
                                                                          ----
     (b) the net amount payable (or minus the net amount receivable) under
                                    -----
     Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "Junior Subordinated Indebtedness" shall mean the Indebtedness of the
           --------------------------------
     Company in respect of junior subordinated notes, in the form attached hereto as Exhibit J, issued from time to time to Adelphia.

          "Subordinated Indebtedness" shall mean, collectively, (i) the
           -------------------------
     Indebtedness of the Company and FrontierVision Capital in respect of the senior subordinated notes of the Company and FrontierVision Capital due 2006 issued pursuant to the Senior Subordinated Debt Indenture and (ii) the Junior Subordinated Indebtedness."

          Section 2.02. EBITDA. Paragraph (b) of the definition EBITDA in
                        ------
Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(b) all operating expenses for such period, including, without limitation, technical, programming, selling and general administration expenses incurred by the Company and its Restricted Subsidiaries during such period, but excluding (to the extent included in operating expenses) depreciation, amortization, Interest Expense, interest in respect of Junior Subordinated Indebtedness, any non-cash charges (including, without limitation, non-cash pension expenses and any Tax Payment Amount for the relevant period), any non-recurring expenses incurred in connection with the 1999 Acquisition Transaction, including but not limited to employee severance expenses (provided that such expenses are recognized in accordance with GAAP prior to the fiscal year ending December 31, 1999) plus"
     -----

          Section 2.03. Financial Statements Etc. Section 8.01 (a), (b) and (f)
                        ------------------------
of the Credit Agreement are hereby amended to read their entirety as follows:

          "(a) as soon as available and in any event within 90 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, changes in partners' capital and cash flows of the Company and its Subsidiaries (and, separately stated, for the Company and its Restricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Company and its Subsidiaries (and, separately stated, for the Company and its Restricted Subsidiaries) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state that said

                                Amendment No. 2
                                ---------------
     consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (or the Company and its Restricted Subsidiaries, as the case may be), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), provided that the requirements of this
                                         --------
     Section 8.01(a) with respect to financial statements of the Company and its Subsidiaries may be satisfied by delivery by the Company (in accordance with this Section 8.01(a)) of the Company's quarterly report filed on Form 10-Q with the Securities and Exchange Commission;

           (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of income, changes in partners' capital and cash flows of the Company and its Subsidiaries (and, separately stated, for the Company and its Restricted Subsidiaries) for such fiscal year and the related consolidated balance sheets of the Company and its Subsidiaries (and, separately stated, for the Company and its Restricted Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries (or the Company and its Restricted Subsidiaries, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 8.07, 8.08, 8.09 or 8.10 hereof as at the end of such fiscal year, insofar as such Sections relate to accounting matters in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year, provided that the
                                                           --------
     requirements of this Section 8.01(b) with respect to financial statements of the Company and its Subsidiaries may be satisfied by delivery by the Company (in accordance with this Section 8.01(b)) of the Company's annual report filed on Form 10-K with the Securities and Exchange Commission;

          (f) concurrently with the delivery of financial statements referred to in paragraphs (a) and (b) above, a Quarterly Officer's Report as at the end of such periods;"

          Section 2.04. Indebtedness. Section 8.07 of the Credit Agreement is
                        ------------
hereby amended by deleting the word "and" at the end of paragraph (e) thereof, adding the word "and" at the end of paragraph (f) thereof and by adding new paragraph (g) at the end thereof to read in its entirety as follows:

          "(g) Junior Subordinated Indebtedness."

          Section 2.05. Subordinated Indebtedness; Other Equity Interests.
                        -------------------------------------------------
Section 8.13(b) of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof to read in its entirety as follows:

                                Amendment No. 2
                                ---------------

          "Notwithstanding the foregoing, the Company may make payments in respect of principal and interest on Junior Subordinated Indebtedness if at the time of such payments and after giving effect thereto (i) the Debt Ratio shall not exceed 5.00 to 1, and (ii) at the time of such payments and after giving effect thereto no Default shall have occurred and be continuing."

          Section 2.06. Events of Default. Sections 9(m)(ii) and (iii) of the
                        -----------------
Credit Agreement shall be amended to read in their entirety as follows:

          "(ii) at any time prior to the consummation of the 1999 Acquisition Transaction, either James Vaughn or John S. Koo shall, for any reason, cease to be actively involved in the day to day management and operation of the Company and its Subsidiaries (and Persons with equivalent knowledge and experience in the cable television industry reasonably acceptable to the Majority Lenders are not appointed to replace one or both of the them within 90 days thereof); or

          "(iii) prior to a Qualified Public Offering, either (x) the Initial Equityholders shall cease to own, collectively, on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), equity interests representing at least 51% of the aggregate fair market value (or, if greater, the aggregate liquidation value) of the equity interests of all classes of FrontierVision LP or (y) James Vaughn or John S. Koo shall sell, transfer, hypothecate or otherwise dispose of more than 50% of their direct or indirect economic interest in FrontierVision LP (other than any transfer to the spouse of either of such individuals, to his immediate family members, to trusts for the benefit of such spouse or immediate family members or pursuant to the 1999 Acquisition Transaction); or"

          Section 2.07. Exhibits. The Credit Agreement shall be amended by
                        --------
adding Exhibit J thereto to read in its entirety as Exhibit J hereto.

          Section 3. Miscellaneous. Except as herein provided, the Credit
                     -------------
Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.


                                Amendment No. 2
                                ---------------

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                           FRONTIERVISION OPERATING
                           PARTNERS, L.P.

                        By: FrontierVision Holdings, L.P., as general partner of FrontierVision Operating Partners, L.P.

                              By:   FrontierVision Partners, L.P., as
                                    general partner of FrontierVision Holdings,
                                    L.P.

                                    By:      FVP GP, L.P., as general partner of
                                             FrontierVision Partners, L.P.

                                             By: FrontierVision Inc., as
                                                 general partner of FVP GP, L.P.



                                    By____________________________
                                      Title:


                             SUBSIDIARY GUARANTORS
                             ---------------------

          By its signature below each Subsidiary Guarantor (i) consents to the foregoing Amendment No. 2 and confirms that the obligations of the Company under the Credit Agreement as herein amended and under the Notes (if any) and in respect of Pari Passu Obligations are entitled to the benefits of the Subsidiary Guarantee Agreement executed by each Subsidiary Guarantor, respectively, (and shall constitute "Guaranteed Obligations" (as defined in such Subsidiary Guarantee Agreement) under and for all purposes of such Subsidiary Guarantee Agreement) and (ii) together with the Administrative Agent (acting with the consent of the Majority Lenders under the Credit Agreement) agrees that references in such Subsidiary Guarantee Agreement to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended herein.

FRONTIERVISION CAPITAL           FRONTIERVISION CABLE NEW ENGLAND, INC.
 CORPORATION



By____________________________   By____________________________
  Title:                             Title:


                                Amendment No. 2
                                ---------------

                                      ADMINISTRATIVE AGENT
                                      --------------------

                                          THE CHASE MANHATTAN BANK,
                                             as Administrative Agent

                                          By____________________________
                                            Title:




                                Amendment No. 2
                                ---------------

                                                                       EXHIBIT J

                       [Form of Junior Subordinated Note]


                          Junior Subordinated Note of
                    FrontierVision Operating Partners, L.P.
                            due ___________, _____



$____________                                               ____________, ____
                                                            New York, New York

  FrontierVision Operating Partners, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Maker"), for
                                                                   -----
value received, hereby promises to pay to [________] (the "Payee") the principal
                                                           -----
sum of [AMOUNT IN WORDS] ($___________) on ___________, ____ [not to be earlier than one year after the latest maturity of all Loans under the Credit Agreement], subject to the terms and conditions hereinafter set forth.


          Section 1.  Payment.  The Maker shall pay the principal of this Junior
                      -------
Subordinated Note in immediately available funds at the offices of the Payee at ________________________ or at such other place as the Payee shall designate in writing.

          If any principal of this Junior Subordinated Note shall become due and payable on any date other than a business day at the place of payment, the time for the payment thereof shall be extended to the immediately succeeding business day.

          Notwithstanding anything to the contrary herein contained, the Maker may make payments of principal hereunder only at such times and to the extent permitted under the Credit Agreement. As used herein, the term "Credit
                                                                ------
Agreement" shall mean, collectively, (i) the Second Amended and Restated Credit
---------
Agreement dated as of December 19, 1997, between the Maker, certain lenders, The Chase Manhattan Bank as Administrative Agent, J.P. Morgan Securities Inc. as syndication agent and CIBC Inc. as documentation agent, and (ii) any extension, renewal, increase, modification or restatement thereof, or any agreement refinancing any of the indebtedness thereunder, in each case as the same shall from time to time be successively extended, renewed, increased, modified, restated or refinanced.

          Section 2. Interest. This Junior Subordinated Note shall bear interest
                     --------
at the rate of [a market interest rate, subject to approval of the Administrative Agent], which interest shall be payable only at such times and to the extent permitted by the Credit Agreement.

          Section 3. Prepayment. The Maker may prepay this Junior Subordinated
                     ----------
Note, at any time in whole or in part without penalty or premium, provided that no such prepayment shall be made to the extent not expressly permitted under the Credit Agreement.

          Section 4. Subordination. Anything in this Junior Subordinated Note to
                     -------------
the contrary notwithstanding, the indebtedness evidenced by this Junior Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness or other liabilities of the Maker outstanding from time to time including, without limitation, (x) the Maker's obligation to principal, interest and other amounts under the Credit Agreement, and (y) any interest accruing after the commencement of any proceedings referred to in clause (ii) below, whether or not such interest is an allowed claim in such proceeding (all such indebtedness or other liabilities and interest being herein called "Senior Indebtedness"):
                                              -------------------

               (i) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts constituting Senior Indebtedness before the Payee is entitled to receive any payment on account of this Junior Subordinated Note, provided that the Maker may make, and the Payee shall be entitled to receive and retain from time to time, payments and prepayments in respect of the principal and interest of this Junior Subordinated Note to the extent permitted under Sections 1, 2 or 3 above.

               (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Maker or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts constituting Senior Indebtedness before the Payee is entitled to receive, or make any demand for, any payment on account of this Junior Subordinated Note, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities.

               (iii) If any payment or distribution of any character, whether in cash, securities or other property, in respect of this Junior Subordinated Note shall (despite these subordination provisions) be received by the Payee before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full.

          No present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Junior Subordinated Note by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith on the part of such holder or any trustee or agent for such holder. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Payee on the other hand, and nothing herein shall impair, as between the Maker and the Payee, the obligation of the Maker, which is unconditional and absolute, to pay to the Payee the principal hereof in accordance with the terms hereof, nor shall anything herein prevent the Payee from exercising all remedies otherwise permitted by applicable law in respect hereof, subject to the rights, if any, under this Junior Subordinated Note of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Payee.

          Section 5. Subrogation. The Payee shall be subrogated to the rights of
                     -----------
the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, interest on, and other amounts owing pursuant to, the Senior Indebtedness shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Payee would be entitled except for the provisions of Section 4, and no payments over pursuant to the provisions of
Section 4 to the holders of Senior Indebtedness by the Payee, shall, as between the Maker, its creditors other than holders of Senior Indebtedness, and the Payee, be deemed to be a payment or distribution by the Maker to or on account of the Senior Indebtedness.

          Section 6.  Defaults.  If after payment in full in cash of the Senior
                      --------
Indebtedness, any payment is not made when due hereunder, the Payee may declare all amounts owing under this Junior Subordinated Note due and payable, provided that if after repayment in full of the Senior Indebtedness, any payments of Senior Indebtedness shall at any time be rescinded or otherwise must be returned by the holder of any Senior Indebtedness, such demand, if made, shall be automatically rescinded.

          THIS JUNIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


                              By:   FrontierVision Partners, L.P., as
                                    general partner of FrontierVision Holdings,
                                    L.P.

                                    By:   FVP GP, L.P., as general partner of
                                          FrontierVision Partners, L.P.

                                          By:  FrontierVision Inc., as general
                                               partner of FVP GP, L.P.


                                    By______________________
                                      Title: